                                                                    EXHIBIT 10.7

                           LETTER OF CREDIT AGREEMENT



                                  dated as of



                                January 2, 1997



                                     among


                  John Hancock Mutual Life Insurance Company,

                            The Banks listed herein



                                      and



                   Morgan Guaranty Trust Company of New York,
                           as Issuing Bank and Agent

                             TABLE OF CONTENTS/1/

                                                                          Page

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.  Definitions..............................................     2
               -----------

                                  ARTICLE II

                             THE LETTER OF CREDIT

SECTION 2.01.  Issuance of Letter of Credit.............................     5
               ----------------------------
SECTION 2.02.  Amount Available.........................................     6
               ----------------
SECTION 2.03.  Reimbursement of Payments................................     6
               -------------------------
SECTION 2.04.  Reimbursement Obligations Unconditional..................     7
               ---------------------------------------
SECTION 2.05.  Indemnification..........................................     8
               ---------------
SECTION 2.06.  Fees and Expenses........................................     9
               -----------------
SECTION 2.07.  Increased Cost; Reduced Return; Substitute Bank..........    10
               -----------------------------------------------
SECTION 2.08.  General Provisions as to Payments........................    12
               ---------------------------------

                                  ARTICLE III

                                  CONDITIONS


SECTION 3.01.  Letter of Credit Agreement Closing.......................    12
               ----------------------------------
SECTION 3.02.  Issuance.................................................    13
               --------
                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES


SECTION 4.01.  Each Party...............................................    14
               ----------
SECTION 4.02.  Issuing Bank.............................................    14
               ------------

                                   ARTICLE V


_______________

     /1/ The Table of Contents is not a part of this Agreement.

                            COVENANTS OF THE COMPANY

SECTION 5.01.  First Loss..............................................  15
               ----------
SECTION 5.02.  Enforcement of Reinsurer's Obligations;
               --------------------------------------
               Assignment of Coinsurance Obligations...................  15
               -------------------------------------
SECTION 5.03.  Merger, Consolidation, Etc..............................  16
               --------------------------

                                  ARTICLE VI

                                   THE AGENT

SECTION 6.01.  Appointment and Authorization...........................  17
               -----------------------------
SECTION 6.02.  Agent and Affiliates....................................  17
               --------------------
SECTION 6.03.  Action by Agent.........................................  17
               ---------------
SECTION 6.04.  Consultation with Experts...............................  17
               -------------------------
SECTION 6.05.  Liability of Agent......................................  18
               ------------------
SECTION 6.06   Indemnification.........................................  18
               ---------------
SECTION 6.07   Credit Decision.........................................  18
               ---------------
SECTION 6.08   Successor Agent.........................................  18
               ---------------

                                  ARTICLE VII

                                 MISCELLANEOUS

SECTION 7.01.  Notices.................................................  19
               -------
SECTION 7.02.  No Waivers..............................................  19
               ----------
SECTION 7.03.  Expenses................................................  20
               --------
SECTION 7.04.  Sharing.................................................  20
               -------
SECTION 7.05.  Amendments and Waivers..................................  20
               ----------------------
SECTION 7.06.  Successors and Assigns..................................  21
               ----------------------
SECTION 7.07.  Governing Law; Submission to Jurisdiction...............  22
               -----------------------------------------
SECTION 7.08.  Counterparts; Integration; Effectiveness................  22
               ----------------------------------------
SECTION 7.09.  WAIVER OF JURY TRIAL....................................  22
               --------------------

Commitment Schedule
Exhibit A -   Letter of Credit
Exhibit B -   Opinion of Counsel for the Company
Exhibit C -   Opinion of Counsel for the Issuing Bank

                           LETTER OF CREDIT AGREEMENT

          LETTER OF CREDIT AGREEMENT dated as of January 2, 1997 between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a mutual life insurance company organized under the laws of Massachusetts (together with its successors, the "Company"), the BANKS party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as issuing bank (together with its successors, the "Issuing Bank"), and agent (together with its successors in such capacity, the "Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company and WellPoint Health Networks Inc., a California corporation ("WellPoint") and the indirect parent of Unicare Life & Health Insurance Company, a stock life insurance company organized under the laws of Delaware (the "Reinsurer"), have entered into a Purchase and Sale Agreement, dated as of October 10, 1996 (as amended from time to time in accordance with the terms thereof and hereof, the "Purchase Agreement"), which provides for the sale by the Company to WellPoint of the "GBO Included Business" (as defined in the Purchase Agreement);

          WHEREAS, in connection with the Purchase Agreement, the Company and the Reinsurer propose to enter into a Coinsurance Agreement, substantially in the form of Annex B to the Purchase Agreement, pursuant to which the Company has agreed to cede to the Reinsurer, and the Reinsurer has agreed to accept and indemnity reinsure, on a 100% coinsurance basis, all of the Reserves and Liabilities (as defined in the Coinsurance Agreement) arising under or with respect to the Coinsured Policies (as defined in the Coinsurance Agreement) as contemplated by the Purchase Agreement (as amended from time to time in accordance with the terms thereof and hereof, the "Coinsurance Agreement");

          WHEREAS, the Company has requested the Issuing Bank to agree to issue a Letter of Credit (as defined below) in order to support payments to be made by the Company in the event that the Reinsurer fails to make any payment with respect to the Coinsured Policies pursuant to the Coinsurance Agreement; and

          WHEREAS, the Issuing Bank is willing to enter into this Agreement only if the Company and the Banks enter into this Agreement;

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


          SECTION 1.01. Definitions. The following terms, as used herein, have
                        -----------
the following meanings:

          "Agreement" means this Letter of Credit Agreement, as it may be amended from time to time in accordance with Section 7.05.

          "Amount Available" means (i) at any time after the issuance of the Letter of Credit, the amount available thereunder and (ii) at any time at or prior to the issuance of the Letter of Credit, the amount determined in accordance with Section 2.02.

          "Bank" means each bank listed in the Commitment Schedule and its successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Wilmington, Delaware are authorized or required by law to close.

          "Coinsured Policies" has the meaning set forth in the Coinsurance Agreement.

          "Commitment Percentage" means as to each Bank the percentage set forth opposite the name of such Bank in the Commitment Schedule.

          "Contractual Obligation" as applied to any Person, means any provision of any security issued by such Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which such

Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 7.08

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the
                     --------
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Issuing Bank" has the meaning set forth in the introductory paragraph hereof.

          "Letter of Credit" means a letter of credit, substantially in the form of Exhibit A hereto and completed in accordance with Section 2.01, issued pursuant to this Agreement.

          "Letter of Credit Agreement Closing Date" has the meaning set forth in
Section 3.01.

          "Letter of Credit Liabilities" means, for any Bank and at any time, such Bank's Commitment Percentage of the sum of (x) the amounts drawn under the Letter of Credit and not reimbursed by the Company and (y) the amount then available for drawing under the Letter of Credit.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

          "Parent" means, with respect to any bank or trust company, any Person controlling such bank or trust company.

          "Participant" has the meaning set forth in Section 7.06(b).

          "Permitted Assignee" means any Person into which the Company is merged or consolidated, or to which all or substantially all of the assets of the Company are conveyed, in each case in accordance with Section 5.03.

          "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Prime Rate" means the rate of interest publicly announced by the Agent in New York City from time to time as its Prime Rate.

          "Purchase Closing Date" means the date of the closing under the Purchase Agreement.

          "Purchase Closing Deadline Date" has the meaning set forth in Section 2.01.

          "Required Banks" means at any time Banks having Commitment Percentages aggregating at least 66 2/3%.

          "Requirement of Law" means, as to any Person, the certificate of incorporation or equivalent and by-laws of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Reserves and Liabilities" has the meaning set forth in the Coinsurance Agreement.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

          "Termination Date" means (i) unless on or prior thereto the Letter of Credit shall have been issued, the date on which the obligation of the Issuing Bank to issue the Letter of Credit terminates in accordance with Section 2.01(b) or Section 2.02(c) and (ii) if the Letter of Credit shall have been issued on or prior to the date specified in clause (i), the date the Letter of Credit expires in accordance with its terms.

          "Transaction Documents" means the Purchase Agreement, the Coinsurance Agreement and each other agreement entered into by the Company in connection therewith.

                                  ARTICLE II

                             THE LETTER OF CREDIT

          SECTION 2.01.  Issuance of Letter of Credit.  (a) From and after the
                         ----------------------------
Letter of Credit Agreement Closing Date, the Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue the Letter of Credit to the Company upon the request of the Company subject to the conditions set forth in
Article III. The Letter of Credit shall be dated its date of issuance, shall have a stated expiry date of the fifth anniversary of the Purchase Closing Date and shall be in an initial Amount Available determined pursuant to Section 2.02 as of the date of issuance, reducing thereafter in accordance with the schedule specified in Section 2.02(a). Simultaneously with the issuance by the Issuing Bank of the Letter of Credit, the Issuing Bank shall be deemed, as between the Issuing Bank and each other Bank, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, as between the Issuing Bank and each other Bank, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in the Letter of Credit and the related Letter of Credit Liabilities in an amount equal to such Bank's Commitment Percentage of the Amount Available.

          (b) The obligation of the Issuing Bank to issue the Letter of Credit shall terminate on the fifth anniversary of the Purchase Closing Date; provided
                                                                       --------
that if the Purchase Closing Date shall not have occurred by the Purchase Closing Deadline Date, such obligation shall terminate on the Purchase Closing Deadline Date. For this purpose, "Purchase Closing Deadline Date" means (i) January 31, 1997 or (ii) if on or prior to the Purchase Closing Deadline Date specified in clause (i) or previously specified pursuant to this clause (ii), the Company notifies the Agent that the Company and WellPoint have agreed to postpone the Purchase Closing Date to a date specified in such notice, the date so specified; provided that in no event shall the Purchase Closing Deadline Date
              --------
be later than March 29, 1997. The Company shall immediately notify the Agent, which shall thereupon notify each Bank, of the occurrence of the Purchase Closing Date, and such notice from the Agent shall be conclusive and binding on all parties hereto.

          SECTION 2.02.  Amount Available.  (a) The Amount Available shall
                         ----------------
initially be $397,000,000. On each date set forth below prior to the issuance of the Letter of Credit, unless previously reduced to the same or a lesser amount pursuant to subsection (b) below, the Amount Available will be automatically reduced immediately following the close of business on such date, without requirement of notice or other action by any party, to the amount set forth opposite such date:

          Date                               Amount Available
          ----                               ----------------

     Third Anniversary of the
     Purchase Closing Date                   $272,000,000

     Fourth Anniversary of the
     Purchase Closing Date                   $127,000,000

     Fifth Anniversary of the
     Purchase Closing Date                   $          0

          (b) Prior to the issuance of the Letter of Credit, upon at least three Business Days' notice to the Agent, the Company may at any time or from time to time at its option permanently reduce the Amount Available by a minimum amount of $20,000,000 or, if the Amount Available is less than $20,000,000, by such amount. The Agent shall promptly notify the Banks of any such notice received by it.

          (c) In the event the Amount Available is reduced to zero in accordance with the foregoing provisions of this Section 2.02, the obligation of the Issuing Bank to issue the Letter of Credit shall terminate on the effective date of such reduction.

          (d) Subsequent to the issuance of the Letter of Credit, the Amount Available shall be subject to scheduled and optional reductions in accordance with the terms of the Letter of Credit.

          SECTION 2.03.  Reimbursement of Payments.  (a) Upon receipt of any
                         -------------------------
drawing under the Letter of Credit, the Issuing Bank shall promptly notify the Agent and each other Bank as to the amount to be paid as a result of such drawing and the payment date thereof. Each Bank will pay to the Agent, for the account of the Issuing Bank, an amount equal to such

Bank's Commitment Percentage of the amount of such drawing on the date which is the later of (i) the date of payment specified in such notice and (ii) the date of the Issuing Bank's notice of such payment (or, if such notice is given after 12:00 Noon (New York City time) on any date, the next succeeding Business Day). Any amount not paid by any Bank on the date specified in the preceding sentence shall bear interest from and including such date to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate (or, if such amount remains unpaid more than three Business Days, a rate per annum equal to the Base Rate plus 2%). The Issuing Bank or the Agent, as the case may be, will pay to each Bank its Commitment Percentage of all amounts received pursuant to Section 5.02 for application in payment of its reimbursement obligations in respect of the Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of the Letter of Credit pursuant hereto.

          (b) The Company shall be obligated to reimburse the Issuing Bank for amounts paid by it in respect of drawings under the Letter of Credit (together with interest for each day from and including the date of such payment to but not including the date reimbursement is made in full at a rate per annum equal to the sum of the Base Rate for such day plus, for each such day more than three months after the date of the related drawing, 2%) if and to the extent, and only if and to the extent, the Company collects any amounts owed by the Reinsurer in connection with its defaulted obligations under the Coinsurance Agreement.

          SECTION 2.04.  Reimbursement Obligations Unconditional.  Subject to
                         ---------------------------------------
and except, as to the Company, as otherwise provided in Section 2.03(b), the reimbursement obligations of the Company and each Bank under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

          (a) any lack of validity or enforceability of any Transaction Document, or the loss or destruction of the Letter of Credit;

          (b) any claim that any payment under the Letter of Credit was not made pursuant to a valid or enforceable obligation of the Issuing Bank;

          (c) any amendment or waiver of or any consent to departure from all or any of the provisions of any Transaction Document;

          (d) the existence of any claim, set-off, defense or other rights that the Company may have at any time against the Banks (including the Issuing
     Bank) or any other Person, whether in connection with this Agreement, any Transaction Document or any unrelated transactions;

          (e) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that the determination that documents presented under the Letter
     --------
     of Credit are not forged, fraudulent or invalid or any statement therein is not untrue shall not have constituted gross negligence or willful misconduct of the Issuing Bank;

          (f) payment by the Issuing Bank under the Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit, provided that the determination that documents
                               --------
     presented under the Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of the Issuing Bank; or

          (g) to the extent permitted by applicable law, any other act or omission to act or delay of any kind by the Company, the Issuing Bank, any other Bank or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Company's or any Bank's obligations hereunder.

          SECTION 2.05.  Indemnification.  (a)  The Company agrees to indemnify
                         ---------------
and hold harmless each Bank (including the Issuing Bank and the Agent in such capacities) from and against any and all losses, claims, damages, liabilities, reasonable costs, charges and expenses whatsoever that such Bank may incur (or that may be claimed against such Bank by any Person whatsoever) by reason of or in connection with (i) the existence of any claim, set-off, defense or other right which the Reinsurer may have at any time against the Company in connection with any claim by the Company against the Reinsurer seeking to enforce the obligations of the Reinsurer pursuant to the Coinsurance Agreement (including, without limitation, the absence of a claim of the Company against the Reinsurer under the Coinsurance Agreement due to bad faith claims practices, willful misconduct, fraud or gross negligence of the Company or its affiliates); (ii) any invalidity or unenforceability relating to any claim of the Company against the Reinsurer seeking to enforce the obligations of the Reinsurer pursuant to the Coinsurance

Agreement; (iii) any failure by the Company to assert any claim or demand against the Reinsurer, or to enforce the obligations of the Reinsurer, in accordance with Section 5.02; (iv) any amendment, waiver or other modification of the Coinsurance Agreement from the proposed form thereof delivered to each of the Banks prior to the date of this Agreement, or any amendment, waiver or other modification of any other Transaction Document to the extent the same adversely affects the rights or obligations of such Bank hereunder or (v) otherwise in connection with this Agreement or the Letter of Credit; provided that the
                                                        --------
Company shall not be required by virtue of this clause (v) to indemnify any Bank for any claims, damages, losses, liabilities, reasonable costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of any Bank, (y) the failure of the Issuing Bank or any other Bank to perform its obligations hereunder and under the Letter of Credit or (z) the failure of the Reinsurer to make timely payments under the Coinsurance Agreement for any reason other than those specified in clauses (i) through (iii) above.

          (b) The parties intend that the Issuing Bank and the other Banks shall assume, subject to Section 5.01, the credit risk of the Reinsurer, but that the Company shall assume any risk associated with the legal validity or enforceability of the payment obligations under the Coinsurance Agreement, and the obligations of the Company under this Section 2.05 shall be so construed. In the event of a dispute between the parties with respect to any claim pursuant to
Section 2.05, the parties agree to negotiate in good faith to seek a mutually satisfactory determination of the extent to which a loss suffered by the Banks for which indemnity is requested under this Section 2.05 is attributable to a defect in the legal validity or enforceability of the payment obligations under the Coinsurance Agreement assumed by the Company or the extent to which it is attributable to the credit risk of the Reinsurer assumed by the Issuing Bank and the other Banks.

          SECTION 2.06.  Fees and Expenses.
                         -----------------

          (a) The Company shall pay to the Agent (i) for the account of each Bank a letter of credit fee for each day from and including the Purchase Closing Date to but excluding the Termination Date at the rate of 0.50% per annum on such Bank's Commitment Percentage of the Amount Available and (ii) for the account of the Issuing Bank a letter of credit fronting fee for each day from and including the Purchase Closing Date to but excluding the Termination Date at the rate per annum heretofore mutually agreed between the Company and the Issuing Bank on the Amount Available. Accrued fees under this paragraph (a) shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date. Such fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

          (b) The Company shall pay to the Agent for the account of each Bank a commitment fee at the rate of 0.15% per annum, accruing from and including the Effective Date to but excluding the earlier of (i) the Purchase Closing Date and
(ii) the Termination Date, on such Bank's Commitment Percentage of the Amount Available. Such commitment fee shall be calculated on the basis of a year of 360 days and paid on the earlier of the Purchase Closing Date and the Termination Date for the actual number of days then elapsed.

          (c) The Company shall pay to the Issuing Bank, with respect to any amendment to the Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such amendment or drawing, as the case may be, which charges shall be payable on demand as incurred.

          SECTION 2.07.  Increased Cost; Reduced Return; Substitute Bank.
                         -----------------------------------------------

          (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (including the Issuing Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject such Bank to any tax, duty or other charge with respect to the Letter of Credit, or shall change the basis of taxation of payments to such Bank in respect of the Letter of Credit or any other amounts due under this Agreement (except for changes in the rate of tax on the overall net income of such Bank imposed by the United States, any state thereof or any local governmental body, agency or authority therein); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against letters of credit issued by, or assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on such Bank any other condition affecting the Letter of Credit;

and the result of any of the foregoing is to increase the cost to such Bank of issuing or maintaining the Letter of Credit or making payments thereunder or to reduce the amount of any sum received or receivable by such Bank under this Agreement, by an amount deemed by such Bank to be material, then, within 30 days after demand by such Bank, the Company shall pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) Without duplication of any amounts paid under subsection (a) above, if any Bank (including the Issuing Bank) shall have determined that, on or after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations under the Letter of Credit to a level below that which it could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank, the Company shall pay to the Agent for the account of such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank (including the Issuing Bank) will promptly notify the Company and the Agent of any event of which it has knowledge, occurring on or after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will change the office at which its participation hereunder is booked if such change will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of such Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder that is signed by an officer of such Bank with knowledge of and responsibility for such matters and that sets forth such amount or amounts and a reasonable explanation of the basis therefor shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          (d) If any Bank has demanded compensation under this Section, the Company shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to assume the obligations of such Bank under this Agreement.

          SECTION 2.08.  General Provisions as to Payments.  (a)  Any payment to
                         ---------------------------------
be made by the Company under any provision of this Agreement shall be made not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 7.01.

          (b) Whenever any payment under this Agreement shall be due on a day that is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for payment of any reimbursement obligation hereunder is extended by operation of law or otherwise, interest thereon shall be payable for such extended time at the specified rate.


                                  ARTICLE III

                                  CONDITIONS

          SECTION 3.01.  Letter of Credit Agreement Closing.  The closing
                         ----------------------------------
hereunder shall be subject to the following conditions precedent (the date such conditions are satisfied, the "Letter of Credit Agreement Closing Date"):

          (a) receipt by the Agent of an opinion of Edward J. Crane, Jr., Second Vice President and Counsel of the Company, substantially in the form of Exhibit B hereto;

          (b) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent; and

          (c) receipt by the Agent for its own account and the respective accounts of the Banks of payment of all fees and other amounts then payable by the Company.

The Agent shall promptly notify the Company and each Bank of the occurrence of the Letter of Credit Agreement Closing Date, and such notice shall be conclusive and binding on all parties hereto. On the Letter of Agreement Closing Date the Issuing Bank shall deliver to the Company an opinion of Claire G. Keyles, Vice President and Assistant General Counsel of the Issuing Bank, substantially in the form of Exhibit C hereto.

          SECTION 3.02.  Issuance.  (a) The obligation of the Issuing Bank to
                         --------
issue the Letter of Credit is subject to the conditions that (i) the Letter of Credit Agreement Closing Date and the Purchase Closing Date shall have occurred on or prior to the Purchase Closing Deadline Date and (ii) the Agent shall have received from the Company a certificate signed by a duly authorized officer of the Company (A) stating that the Company has determined that it is or may be unable to obtain reinsurance credit for all or any portion of the gross reserves maintained by it with respect to all of the Reserves and Liabilities ceded by it to the Reinsurer under the Coinsurance Agreement and (B) identifying the requested date of issuance of the Letter of Credit, which shall be not less than five Business Days after the date of delivery of such certificate.

          (b)  Subject to satisfaction of the conditions set forth in subsection
(a) above, the obligation of the Issuing Bank to issue the Letter of Credit under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

          (i) any lack of validity or enforceability of any Transaction Document or this Agreement;

          (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Transaction Document or this Agreement;

          (iii) the existence of any claim, set-off, defense or other rights that the Issuing Bank or any Bank may have at any time against the Company, the Banks or any other Person, whether in connection with this Agreement, any Transaction Document, this Agreement or any unrelated transactions;

          (iv) any default by the Company or any Bank in its obligations hereunder, or any insolvency, receivership or similar proceedings with respect to the Company, the Agent, the Reinsurer or any Bank; or

          (v) to the extent permitted by applicable law, any other act or omission to act or delay of any kind by the Company, the Agent, the Reinsurer, the Issuing Bank, any Bank or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Issuing Bank's obligations hereunder or under any Transaction Document.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES


          SECTION 4.01.  Each Party.  The Company and each Bank hereby severally
                         ----------
represents and warrants solely as to itself, for the benefit of each other party hereto, that:

          (a)  Authorization, etc.  Such party has all requisite corporate power
               ------------------
and authority to make, deliver and perform this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing (other than informational filings) with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of such party and constitutes a legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms, except as may be limited by applicable receivership, insolvency or similar laws affecting the enforcement of creditors' rights generally and by equitable principles of general applicability.

          (b)  No Conflicts.  The execution, delivery and performance of this
               ------------
Agreement do not and will not (i) violate any material Requirement of Law or any material Contractual Obligation of such party, (ii) result in or constitute (with or without the giving of notice, lapse of time or both) any default or event of default under any such material Contractual Obligation or (iii) result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any material Requirement of Law or material Contractual Obligation.

          SECTION 4.02.  Issuing Bank.  The Issuing Bank hereby represents and
                         ------------
warrants that:

          (a) Authorization, etc. The Issuing Bank has all requisite corporate
              ------------------
power and authority to issue the Letter of Credit hereunder and has taken all necessary corporate action to authorize such issuance on the terms and conditions of this Agreement. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with such issuance. This Agreement has been duly executed and delivered on behalf of the Issuing Bank and constitutes, and the Letter of Credit, when executed and delivered pursuant to this Agreement will constitute, a legal, valid and binding agreement of the Issuing Bank, enforceable against the Issuing Bank in accordance with its terms, except as may be limited by applicable receivership, insolvency or similar laws affecting the enforcement of creditors' rights generally and by equitable principles of general applicability.

          (b) No Conflicts. The issuance of the Letter of Credit hereunder does
              ------------
not and will not (i) violate any material Requirement of Law or any material Contractual Obligation of the Issuing Bank, (ii) result in or constitute (with or without the giving of notice, lapse of time or both) any default or event of default under any such material Contractual Obligation or (iii) result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any material Requirement of Law or material Contractual Obligation.



                                   ARTICLE V

                           COVENANTS OF THE COMPANY

          SECTION 5.01. First Loss. The Company covenants and agrees that it
                        ----------
will not make any drawing under the Letter of Credit unless (and then only to the extent that) at the time of such drawing the aggregate amount then due from the Reinsurer with respect to the Coinsured Policies under the Coinsurance Agreement which the Reinsurer has failed to pay exceeds the sum of (i) $113,000,000 plus (ii) the aggregate unreimbursed amount of any prior drawings under the Letter of Credit.

          SECTION 5.02. Enforcement of Reinsurer's Obligations; Assignment of
                        -----------------------------------------------------
Coinsurance Obligations. (a) The Company covenants and agrees that in the event
-----------------------
of any drawing under the Letter of Credit, it will, in accordance with subsection (c) below, enforce the obligations of the Reinsurer under the Coinsurance Agreement at the expense of and for the account of the Banks ratably in proportion to their Commitment

Percentages in accordance with the reasonable instructions of the Agent (amounts received through any such enforcement shall be applied: first, to the reasonable
                                                        -----
expenses of obtaining the same; second, to accrued but unpaid interest on
                                ------
unreimbursed drawings under the Letter of Credit, calculated in accordance with
Section 2.03; third, to unreimbursed drawings under the Letter of Credit; and
              -----
fourth, if all the foregoing amounts have been paid in full, to be retained by
------
the Company).

          (b) Upon 10 Business Days' prior written receipt of notice from the Agent at the request of the Required Banks, the Company will assign, as security for payment of unreimbursed drawings under the Letter of Credit, its rights to receive payments under the Coinsurance Agreement to the Agent on behalf of the Banks for enforcement thereof by the Agent on behalf of the Banks and the Company in lieu of enforcement thereof by the Company. In such event, the Banks will, and will instruct the Agent to, enforce the assigned rights in a manner which is commercially reasonable, and the Agent will enforce such assigned rights in accordance with such instructions and will promptly remit to the Company any amounts received through any such enforcement in excess of the amounts set forth in clauses first through third of subsection (a) above.
                             -----         -----

          (c) The following provisions shall apply to the Company in the performance of its enforcement duties under Section 5.02(a):

          (i) The Company shall act or refrain from acting in accordance with the written instructions of the Agent (and the Company may, as a condition thereto, require indemnification from the Banks severally against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability that the Company may suffer or incur in connection with the exercise of its duties and rights under this Section 5.02 and, at the Company's option, require from time to time the deposit by the Banks of adequate funds to cover such indemnification obligations, all in form and substance reasonably satisfactory to the Company).

          (ii) The Company shall not be obligated to take any action so instructed if the Company determines on the basis of advice of counsel that such action would violate a Requirement of Law. The Company may consult with legal counsel and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel.

          (iii) The Company shall not be liable for any action taken or not taken in accordance with the instructions of the Agent as contemplated by subsection (a) except for its own gross negligence or willful misconduct.

          SECTION 5.03. Merger, Consolidation, Etc. The Company will not (i)
                        ---------------------------
consolidate with or merge with or into any other Person or (ii) sell, assign, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Person, unless the Person surviving such merger or consolidation, if not the Company, or to which all or substantially all of the assets of the Company are transferred, as the case may be, executes and delivers to the Agent an instrument reasonably satisfactory to the Agent pursuant to which such Person assumes all of the Company's obligations under this Agreement.

                                  ARTICLE VI

                                   THE AGENT


          SECTION 6.01.  Appointment and Authorization. Each Bank irrevocably
                         -----------------------------
appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Letter of Credit as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 6.02. Agent and Affiliates. Morgan Guaranty Trust Company of
                        --------------------
New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or affiliate of the Company as if it were not the Agent hereunder.

          SECTION 6.03. Action by Agent. The obligations of the Agent hereunder
                        ---------------
are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VII.

          SECTION 6.04. Consultation with Experts. The Agent may consult with
                        -------------------------
legal counsel (who may be counsel for the

Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 6.05. Liability of Agent. Neither the Agent nor any of its
                        ------------------
affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or the issuance of the Letter of Credit; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 6.06. Indemnification. Each Bank shall, ratably in accordance
                        ---------------
with its Commitment Percentage, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

          SECTION 6.07. Credit Decision. Each Bank acknowledges that it has,
                        ---------------
independently and without reliance upon the Agent, the Company or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Company or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 6.08. Successor Agent. The Agent may resign at any time, with
                        ---------------
the consent of the Company (which consent shall not be unreasonably withheld), by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right, with the consent of the Company, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          SECTION 6.09. Agent's Fees. The Company shall pay to the Agent for its
                        ------------
own account fees in the amounts and at the times previously agreed upon between the Company and the Agent pursuant to the commitment letter dated as of November 19, 1996 between the Company and the Agent.


                                  ARTICLE VII

                                 MISCELLANEOUS


          SECTION 7.01. Notices. All notices, requests and other communications
                        -------
hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to the Company, the Agent, the Issuing Bank or any Bank at its address or telex or facsimile number set forth on the signature pages hereof or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the other party. Each such notice, request or other communication shall be effective
(i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when received at the address specified in this Section.

          SECTION 7.02. No Waivers. No failure or delay by the Company, the
                        ----------
Agent, the Issuing Bank or any Bank in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Subject to and except as otherwise provided in Sections 2.03, 2.04 and 3.02(b), the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 7.03. Expenses. (a) The Company shall pay (i) all reasonable
                        --------
out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation of the Agreement and the Letter of Credit, any waiver or consent hereunder or any amendment hereof and (ii) if the Company defaults hereunder, all reasonable out-of-pocket expenses incurred by the Agent or any Bank, including reasonable fees and disbursements of counsel, in connection with such default collection and other enforcement proceedings resulting therefrom.

          (b) Neither Section 2.05 nor this Section 7.03 shall require the Company to pay the reasonable fees and disbursements of more than one counsel to act on behalf of the Agent and all Banks (which counsel shall be selected by the Agent) unless the representation of all such parties by one counsel would not be appropriate under applicable rules of professional responsibility, in which case the Company may be required to pay the reasonable fees and disbursements of not more than one additional counsel.

     SECTION 7.04.  Sharing. Each Bank agrees that if it shall receive payment
                    -------
of a proportion of the aggregate amount of principal and interest due with respect to any Letter of Credit Liabilities which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Letter of Credit Liabilities held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Letter of Credit Liabilities held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments with respect to the Letter of Credit Liabilities held by the Banks shall be shared by the Banks in proportion to their respective Commitment Percentages.

          SECTION 7.05. Amendments and Waivers. Any provision of this Agreement
                        ----------------------
may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent or the Issuing Bank are affected thereby, by the Agent or the Issuing Bank, as relevant); provided that no such amendment or waiver shall, unless signed by all
           --------
the Banks, (i) increase the Amount Available, increase or decrease the Commitment Percentage of any Bank or subject any Bank to any additional obligation, (ii) reduce the amount to be reimbursed in respect of the Letter of Credit or interest thereon or any fees hereunder, (iii) postpone the date fixed for any payment of the amount to be reimbursed in respect of the Letter of Credit or interest thereon or any fees hereunder, or the Purchase Closing Deadline Date or the Termination Date, (iv) change Section 2.05 or (v) change the definition of Required Banks or the provisions of this Section.

          SECTION 7.06. Successors and Assigns. The provisions of this Agreement
                        ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but only to the extent permitted by the following provisions of this Section:

          (a) The Company may assign its rights under this Agreement to a Permitted Assignee; provided that such assignment shall in no way affect any of
                    --------
the Company's obligations under this Agreement.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Letter of Credit Liabilities. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company, the Agent and the Issuing Bank, such Bank shall remain responsible for the performance of its obligations hereunder and under the Letter of Credit, and the Company, the Agent and the Issuing Bank shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation
                                              --------
agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of
Section 7.05 without the consent of the Participant.

          (c) Any Bank may assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to a Commitment Percentage of 3% or greater) of all, of its rights and obligations under this Agreement and the Letter of Credit, with (and subject to) the subscribed consent of the Company, which shall not be unreasonably withheld, and the Agent; provided that the foregoing shall
                                             --------
not be applicable in the case of, and this subsection (c) shall not restrict, an assignment or other transfer by any Bank to an affiliate of such Bank or to another Bank. Upon execution and delivery of an instrument of assignment and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment Percentage as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.


          SECTION 7.07.  Governing Law; Submission to Jurisdiction. This
                         -----------------------------------------
Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Company, the Banks, the Issuing Bank and the Agent hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Banks, the Issuing Bank and the Agent irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 7.08.  Counterparts; Integration; Effectiveness. This
                         ----------------------------------------
Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof, subject to Section 6.09. This Agreement shall become effective on the date of receipt by the Agent of a counterpart hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

          SECTION 7.09.  WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE ISSUING
                         --------------------
BANK, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                    JOHN HANCOCK MUTUAL LIFE INSURANCE
                    COMPANY



                    By /s/ Thomas E. Moloney
                       ------------------------
                       Name:  Thomas E. Moloney
                       Title: Chief Financial Officer

                    200 Clarendon Street
                    Boston, MA  02117
                    Attention:  John T. Farady
                                Senior Vice President &  Treasurer
                    Phone: 617-572-1779
                    Facsimile number: 617-572-0011


                    Copies of notices to:

                    John Hancock Mutual Life
                      Insurance Company
                    Investment Law Floor T-50
                    200 Clarendon Street
                    Boston, MA  02117
                    Attention: Alan Seghezzi
                    Phone: 617-572-4610
                    Facsimile number: 617-572-9268

                    Rogers & Wells
                    200 Park Avenue
                    New York, New York  10166
                    Attention:  Alan M. Christenfeld, Esq.
                    Phone: 212-878-8000
                    Facsimile number: 212-878-8375

                    MORGAN GUARANTY TRUST COMPANY
                    OF NEW YORK, as Bank,
                    Issuing Bank and Agent



                    By /s/ Ann E. Darby
                       ----------------------
                       Title: Vice President

                    For Business and Credit Matters:

                    60 Wall Street
                    New York, NY 10260-0060
                    Attention:  Ann E. Darby
                    Vice President
                    Phone: 212-648-6732
                    Facsimile number: 212-648-5249

                    For Administrative Matters:

                    c/o J.P. Morgan Services, Inc.
                    Loan Operations-3rd Floor/OPS2
                    500 Stanton Christiana Road
                    Newark, DE 19713
                    Attention:  Robert Kearns
                                Associate Credit
                                Administrator
                   Phone: 302-634-4203
                    Facsimile number: 302-634-1092/1094

                    Backup Attention:  Nancy M. Douglas
                                       Associate Credit
                                       Administrator

                    Phone: 302-634-4189
                    Facsimile Number: 302-634-1092/1094

                    THE FIRST NATIONAL BANK OF BOSTON



                    By /s/ Lawrence C. Bigelow
                       ------------------------
                       Title: Managing Director

                    100 Federal Street MS-01-10-08
                    Boston, MA 02110
                    Attention:  Lawrence C. Bigelow
                                Managing Director
                    Phone: 617-434-8868
                    Facsimile number: 617-434-1537


                    FLEET NATIONAL BANK



                    By /s/ Robert E. Meditz
                       ----------------------
                       Title: Assistant Vice President

                    777 Main Street
                    Hartford, CT 06115
                    Attention:  Robert E. Meditz
                                Assistant Vice President
                    Phone: 860-986-5600
                    Facsimile number: 860-986-1264


                    THE FUJI BANK, LIMITED
                      LOS ANGELES AGENCY



                    By /s/ Hiro - Toshi Naito
                       -----------------------
                       Title: Joint General Manager

                    333 S. Hope Street, Suite 3900
                    Los Angeles, CA 90071
                    Attention:  Steve Brennan
                    Phone: 213-253-4174
                    Facsimile number: 213-253-4198

                         THE SANWA BANK, LIMITED



                         By /s/ Yutaka Higashino
                            ----------------------
                              Title: Senior Vice President

                         For Credit Matters:

                         One Financial Center, Suite 2812
                         Boston, MA 02111
                         Attention:  Dale C. Edmunds
                                     Vice President
                         Phone: 617-654-1430
                         Facsimile number: 617-350-7212

                         For Administrative Matters:

                         Park Avenue Plaza
                         55 E. 52nd Street
                         New York, NY 10055
                         Attention:  Renko Hara
                                     Vice President
                         Phone: 212-339-6390
                         Facsimile number: 212-754-2368


                         WACHOVIA BANK OF GEORGIA, N.A.


                         By /s/ M. Eugene Wood, III
                           ------------------------
                              Title: Vice President

                         191 Peachtree Street, N.E.
                         Atlanta, GA 30303
                         Attention:  U.S. Corporate Banking
                                     Todd J. Eagle
                                     Vice President
                         Phone: 404-332-4332
                         Facsimile number: 404-332-6898

                      STATE STREET BANK AND TRUST COMPANY



                       By /s/ Edward M. Anderson
                         -----------------------
                         Title: Vice President

                         108 Myrtle Street
                         N. Quincy, MA 02171
                         Attention:  Edward Anderson
                                     Vice President
                         Phone: 617-985-5301
                         Facsimile Number: 617-985-5082

                      BANQUE NATIONALE DE PARIS
                        LOS ANGELES BRANCH



                       By /s/ Clive Bettles
                         -----------------------
                         Title: Senior Vice President & Manager


                       By /s/ Mitchell Ozawa
                         ----------------------
                         Title: Vice President

                         For Credit Matters:

                         725 South Figueroa Street
                         Suite 2090
                         Los Angeles, CA 90017
                         Attention:  Mitchell Ozawa
                                     Vice President
                         Phone: 213-488-9120
                         Facsimile number: 213-488-9602

                         For Administrative Matters:

                         180 Montgomery Street
                         San Francisco, CA 94104
                         Attention:  Treasury Department
                                     Don Hart
                                     Vice President
                         Phone: 415-956-2511
                         Facsimile number: 415-989-9041

                         With a copy to:

                         725 South Figueroa Street
                         Suite 2090
                         Los Angeles, CA 90017
                         Attention:  Mitchell Ozawa
                                  Vice President
                         Phone: 213-488-9120
                         Facsimile number: 213-488-9602

                      THE SUMITOMO BANK, LIMITED
                         NEW YORK BRANCH


                       By /s/ John Kissinger
                         ----------------------
                         Title: Joint General Manager

                         277 Park Avenue
                         New York, NY 10172
                         Attention:  Yukimi Konno
                                     Assistant Vice President
                         Phone: 212-224-4123
                         Facsimile number: 224-5188

                      THE BANK OF NOVA SCOTIA


                       By /s/ James S. York
                         ----------------------
                         Title: Vice President

                         580 California Street
                         Suite 2100
                         San Francisco, CA 94104
                         Attention:  James S. York
                                     Office Head
                         Phone: 415-986-1100
                         Facsimile number: 415-397-0791

                              Commitment Schedule


Bank                  Commitment Amount       Commitment Percentage
----                  -----------------       ---------------------

Morgan Guaranty       $152,000,000.00                 38.28%
  Trust Company
  of New York

The First National    $ 50,000,000.00                 12.58%
  Bank of Boston

Banque Nationale      $ 30,000,000.00                  7.56%
  de Paris
  Los Angeles Branch

Fleet National        $ 30,000,000.00                  7.56%
  Bank

The Fuji Bank,        $ 30,000,000.00                  7.56%
  Limited

The Sanwa Bank,       $ 30,000,000.00                  7.56%
  Limited

Wachovia Bank         $ 30,000,000.00                  7.56%
  of Georgia, N.A.

State Street Bank     $ 20,000,000.00                  5.04%
  and Trust Company

The Sumitomo Bank,    $ 15,000,000.00                  3.78%
  Limited
  New York Branch

The Bank of Nova      $ 10,000,000.00                  2.52%
  Scotia
                      -----------------       ---------------------
                      $397,000,000.00                100.00%

                                                                       EXHIBIT A


                               LETTER OF CREDIT


                                   Issuance Date:               ,____
                                   Letter of Credit No.  ____________
                                   Amount:   USD  $


Beneficiary:
JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
200 Clarendon Street
Boston, MA  02117

Amount in Words:

Ladies and Gentlemen:

          We hereby open in your favor, effective ,         ,         our
Irrevocable Standby Letter of Credit for an amount of U.S. Dollars $
([amount in words] U.S. Dollars). To the extent not theretofore reduced to the same or a lesser amount pursuant to the second following paragraph of this Letter of Credit, the amount available hereunder will be automatically reduced, without requirement of notice or other action by any party, on each date set forth below to the amount set forth opposite such date:

          Date                Amount Available
          ----                ----------------



The amount available hereunder at any time, determined in accordance with this paragraph and the second following paragraph, is hereinafter referred to as the "Amount Available". This Letter of Credit will expire on the earlier of (i) [stated expiry date], or if such date is not a Business Day, the next succeeding Business Day, and (ii) the date on which the Amount Available is reduced to zero.

          You are authorized to draw on us from time to time on or after the date hereof by your draft at sight in substantially the form attached hereto as Annex I.

          Upon our honoring of any draft presented by you hereunder, the Amount Available under this Letter of Credit shall be automatically and permanently reduced by the amount drawn under such draft. Additionally, the Amount Available shall be reduced upon our receipt of written notification purportedly from your authorized officer instructing us to permanently reduce the Amount Available and indicating the amount of such reduction.

          Each draft presented hereunder shall be dated the date of its presentation and each such draft shall be presented on a business day. A draft may be presented by mail, by facsimile transmission or by physical or courier delivery. Drafts and documents presented by mail or facsimile transmission should be sent to Morgan Guaranty Trust Company of New York, c/o J.P. Morgan Services, Inc., P.O. Box 6071 Newark, Delaware, 19714-9857, Attention:
International Trade Services (Facsimile No. 302-634-1838/39). Courier or physical deliveries should be addressed to Morgan Guaranty Trust Company of New York, c/o J.P. Morgan Services, Inc., 500 Stanton Christiana Road, Newark, Delaware, 19713-2107, Attention: International Trade Services. Although we prefer physical presentations be made to our Newark, Delaware location, our 15 Broad Street, New York, New York, 10015 location is also available for your physical presentations. Should you use our 15 Broad Street location for physical presentations, letters of credit/documents must be directed to, the Brokers Loan Unit, Basement A, Attention: International Trade Services.

          If we receive any draft at the appropriate office specified above, all in strict conformity with the terms and conditions of this Letter of Credit, not later than 12:00 noon (New York time) on a business day on or prior to the termination hereof, we will honor the same by initiating the wiring of funds by 2:00 p.m. (New York time) on the same day in accordance with your payment instructions. If we receive any draft at such office, all in strict conformity with the terms and conditions of this Letter of Credit, after 12:00 noon (New York time) on a business day prior to the termination hereof, we will honor the same by 12:00 noon (New York time) on the next succeeding business day in accordance with your payment instructions. As used herein, "business day" means a day other than a Saturday, Sunday or other day on which banks in New York City or Wilmington, Delaware are authorized or required by law to close.

          This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein. Except as otherwise provided herein, this Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500 and, to the extent not inconsistent therewith, the laws of the State of New York. Communications with respect to this Letter of Credit other than presentations of drafts hereunder shall be in writing and shall be addressed to us at our address for mail presentation set forth above, specifically referring to the number of this Letter of Credit.

          This Letter of Credit is transferable in its entirety (but not in part) to any "Permitted Assignee" under the Letter of Credit Agreement dated as of January 2, 1997 (as such agreement may heretofore have been or hereafter be amended, supplemented or otherwise modified from time to time) among you, the Banks party thereto and the undersigned and such transferred Letter of Credit may be successively transferred. Transfer of this Letter of Credit to such transferee shall be effected upon the presentation to us of this Letter of Credit accompanied by the transfer form attached hereto as Annex II.

                              Very truly yours,



                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK



                              By:___________________________

                                                                      ANNEX I TO
                                                                LETTER OF CREDIT
                                                                ----------------


                                [FORM OF DRAFT]


                                                                __________, 19__
$ [aggregate amount]
 --------------------
At sight of this Draft

To Morgan Guaranty Trust Company of New York

          Pay to the order of the undersigned, as beneficiary under the Letter of Credit referred to below, the amount $_____ ([INSERT AMOUNT IN WORDS] Dollars).

          Drawn under Irrevocable Letter of Credit No. __________.

                                   JOHN HANCOCK MUTUAL LIFE
                                   INSURANCE COMPANY


                                   By:_______________________
                                        Name:
                                        Title:


                                   By:_______________________
                                        Name:
                                        Title:

                                                                     ANNEX II TO
                                                                LETTER OF CREDIT


Morgan Guaranty Trust Company of New York
c/o J. P. Morgan Services, Inc.
P.O. Box 6071
Newark, Delaware 19714-9857
Attention:  International Trade Services

Ladies and Gentlemen:

          For value received, the undersigned beneficiary hereby irrevocably transfers to:

          (Name of Transferee)

          (Address)

all rights of the undersigned beneficiary under the above Letter of Credit. Said transferee is a "Permitted Assignee" under the Letter of Credit Agreement (as such agreement may heretofore have been or hereafter be amended, supplemented or otherwise modified from time to time) dated as of January 2, 1997 among you, the Banks party thereto and the undersigned.

          By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

          The Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it direct to the transferee with your customary notice of transfer.

                                   Yours very truly,
SIGNATURE AUTHENTICATED

_______________________            ___________________________
               (Bank)              Signature of Beneficiary


_______________________
(Authorized Signature)

                                                                       EXHIBIT B



                                  OPINION OF
                            COUNSEL FOR THE COMPANY
                            -----------------------

                                       [LETTER OF CREDIT AGREEMENT CLOSING DATE]


To the Banks and the Agent
 Referred to Below
c/o  Morgan Guaranty Trust Company
 of New York
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

          I am Second Vice President and Counsel of John Hancock Mutual Life Insurance Company, a mutual life insurance company (the "Company"), and am delivering this opinion in connection with the Letter of Credit Agreement (the "Agreement") dated as of January 2, 1997 among the Company, the banks party thereto (the "Banks") and Morgan Guaranty Trust Company of New York, as Issuing Bank and Agent. Terms defined in the Agreement are used herein as therein defined.

          In connection with the opinions expressed below, I or attorneys under my general supervision have examined originals or copies, certified or otherwise identified to my or their satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. In such examinations and investigations, I have assumed the genuineness of all signatures (other than signatures of officers of the Company), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such documents. As to any facts material to such opinions, I have, to the extent that the relevant facts were not independently established by me, relied upon certificates of public officials and certificates, representations and declarations of officers or other representatives of the Company.

          In giving the opinions expressed below, I have assumed (i) the due authorization, execution and delivery by all parties, other than the Company, of all documents to which they are a party, (ii) the legal right and power of all parties, other than the Company, under all applicable laws and regulations to enter into, execute, deliver and perform their respective obligations under the documents to which they are a party, and (iii) that all documents entered into, executed and delivered by parties other than the Company, are legal, valid, binding and enforceable against all such parties in accordance with their respective terms.

          Based upon and subject to the foregoing and subject to the qualifications discussed below, I am of the following opinion:

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own and operate its property and to conduct the business in which it is currently engaged.

          2. The execution, delivery and performance by the Company of the Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no consent or authorization of, action by or in respect of, or filing (other than informational filings) with, any federal or state Governmental Authority and to my knowledge after due inquiry, do not (i) violate any material Requirement of Law or any material Contractual Obligation of the Company; (ii) result in or constitute (with or without the giving of notice, lapse of time or both) any default or event of default under any such material Contractual Obligation, or (iii) result in, or require, the creation or imposition of any Lien (other than Liens created or to be created in the future pursuant to the Agreement) on any of its or their respective properties or revenues pursuant to any material Requirement of Law or material Contractual Obligation.

          3. The Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable receivership, liquidation, rehabilitation, moratorium, fraudulent conveyance, insolvency or similar laws affecting the enforcement of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          4. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          The opinions expressed above are subject to the following qualifications:

     (a) I am a member of the Bar of the Commonwealth of Massachusetts. I express no opinion as to any laws other than the laws of the Commonwealth of Massachusetts and the federal laws of the United States of America. For purposes of this opinion, I have assumed that the Agreement is governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, notwithstanding any provision of the Agreement to the contrary.

     (b) Whenever any opinion expressed herein is based upon "my knowledge after due inquiry", such knowledge is limited to information obtained by me from a general inquiry of the members of the Law Sector of John Hancock which inquiry only inquired as to the actual knowledge of such members of the Law Sector without further investigation or inquiry and I have not conducted any investigation, nor do I intend to undertake for purposes of this opinion any investigation, of any facts that may be ascertained by the examination of any files or third parties. Such level of inquiry in my opinion is reasonable in its scope under the circumstances.

     (c)  I express no opinion as to the effect of the opinions herein stated of
          (i) compliance or non-compliance by any party, other than the Company, with any Requirement of Law applicable to any such party or (ii) the legal or regulatory status or the nature of the business of any such party.

     (d) I express no opinion herein as to whether a federal or state court outside the State of New York would give effect to the choice of New York law provided for the Agreement.

     (e) The opinions expressed herein are qualified to the extent that the validity, binding nature and enforceability against the Company of the Agreement may be limited or otherwise affected by the unenforceability under certain circumstances of (i) provisions indemnifying, or prospectively releasing, a party where a release or indemnification provision is contrary to public policy, and (ii) provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are contrary to public policy.

          I am delivering this opinion to you for your benefit. No Person other than you is entitled to rely on this opinion without my prior written consent. This opinion does not address facts and circumstances or changes in applicable laws or regulations arising after the date hereof and I assume no responsibility to inform you of any such changes which may come to my attention.

                                    Very truly yours,



                                    Edward J. Crane, Jr.
                                    Second Vice President
                                     and Counsel

                                                                       EXHIBIT C



                          [LETTER OF CREDIT AGREEMENT
                                 CLOSING DATE]



                    OPINION OF COUNSEL FOR THE ISSUING BANK
                    ---------------------------------------



To:  John Hancock Mutual Life
     Insurance Company
     200 Clarendon Street
     Boston, MA  02117

Dear Sirs:

          This opinion is furnished to you in connection with the Letter of Credit Agreement dated as of January 2, 1997 among John Hancock Mutual Life Insurance Company, the Banks listed therein and Morgan Guaranty Trust Company of New York (the "Bank"), as Agent (the "Agreement"). Terms defined in the Agreement and used but not defined herein have the meanings given to them in the Agreement.

          I am Vice President and Assistant General Counsel of the Bank. In connection with the delivery of this opinion, I have examined (a) a copy of the Agreement and the form of Letter of Credit attached thereto as Exhibit A (the "Letter of Credit") and (b) copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such investigation of fact and law, as I have deemed necessary or appropriate for the opinions expressed herein.

          In rendering the opinions expressed below, I have assumed and have not verified that the signatures (other than signatures of officers of the Bank) on all documents that I have examined are genuine.

          Based on the foregoing, I am of the opinion that:

          (1) the Bank is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York.

          (2) the Bank has full corporate power and authority to execute and deliver the Agreement and the Letter of Credit and to perform its obligations thereunder, the Agreement and the Letter of Credit have been duly authorized by the Bank and the Agreement has been duly executed and delivered by the Bank.

          (3) No consents, authorizations or approvals are required for the execution and delivery by the Bank of the Agreement and the Letter of Credit and the performance of its obligations thereunder, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such execution, delivery or performance.

          (4) The execution, delivery and performance by the Bank of the Agreement and the Letter of Credit do not and will not contravene any law or governmental regulation or order presently binding on the Bank or its articles of incorporation or bylaws or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Bank is a party or by which the Bank is bound.

          (5) The Agreement constitutes, and the Letter of Credit if and when issued in accordance with the Agreement will constitute, the legal, valid and binding obligation of the Bank enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally).

          The opinions expressed above are subject to the following qualifications:

               (a) I express no opinion as to the effect on the opinions herein stated of (i) compliance or non-compliance by any party, other than the Bank, with any Requirement of Law applicable to any such party or
          (ii) the legal or regulatory status or the nature of the business of any such party.

               (b) I express no opinion herein as to whether a federal or state court outside the State of New York would give effect to the choice of New York law provided for the Agreement.

               (c) The opinions expressed herein are qualified to the extent that the validity, binding nature and enforceability against the Bank of the Agreement may be limited or otherwise affected by the unenforceability under certain circumstances of (i) provisions indemnifying, or prospectively releasing, a party where a release or indemnification provision is contrary to public policy, and (ii) provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are contrary to public policy.

          I am a member of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York and the federal laws of the United States of America.

          I am furnishing this letter to you in my capacity as Counsel for the Bank and this opinion may not be relied upon by any other person without my prior written consent.

                                   Very truly yours,